EXHIBIT 21
REGISTRANT’S SUBSIDIARIES
PANERA BREAD COMPANY
LIST OF DIRECT SUBSIDIARIES
AS OF DECEMBER 30, 2008

ENTITY NAME	% OWNERSHIP	JURISDICTION OF ORGANIZATION
Panera, LLC	100	Delaware
Pumpernickel, Inc.	100	Delaware
Paradise Bakery & Café, Inc.	51	Delaware
PANERA BREAD COMPANY
LIST OF INDIRECT SUBSIDIARIES
AS OF DECEMBER 30, 2008

ENTITY NAME	PARENT	% OWNERSHIP	JURISDICTION OF ORGANIZATION
Pumpernickel Associates, LLC	Panera, LLC	99	Delaware
	Pumpernickel, Inc.	1	Delaware
Panera Enterprises, Inc.	Panera, LLC	100	Delaware
Asiago Bread, LLC	Panera, LLC	100	Delaware
Atlanta JV, LLC	Panera, LLC	100	Delaware
Artisan Bread, LLC	Panera, LLC	100	Delaware
Cap City Bread, LLC	Artisan Bread, LLC	100	Delaware
Panera International Holdings, Inc.	Panera, LLC	100	Delaware
Panera Canada Holdings, Inc.	Panera, LLC	100	Delaware
Panera Holding Canada, ULC	Panera International Holdings, Inc.	100	Canada
Panera Canada GP Ltd.	Panera Holding Canada, ULC	100	Canada
Panera Canada LP	Panera Holding Canada, ULC	99	Canada
	Panera Canada GP Ltd.	1	Canada
Panera Bread ULC	Panera Canada LP	100	Canada